Exhibit No. 21
                 SUBSIDIARIES OF THE REGISTRANT



Domestic Subsidiary                  Foreign Subsidiaries
Westvaco Development Corporation     Rigesa, Ltda.
Summerville, South Carolina          Valinhos, Sao Paulo, Brazil

Westvaco Kentucky, L.P.              Westvaco Asia, K.K.
Wickliffe, Kentucky                  Tokyo, Japan

The Forest Technology Group, Inc.    Westvaco Europe, S.A.
Summerville, South Carolina          Brussels, Belgium

Westvaco Virginia, Inc.              Westvaco Canada, Ltd.
Covington, Virginia                  Toronto, Canada

                                     Westvaco (Barbados) Foreign
                                     Sales Corporation Bridgtown,
                                     Barbados

                                     Westvaco Hong Kong, Ltd.
                                     Hong Kong

                                     Westvaco Korea, Ltd.
                                     Seoul, South Korea

                                     Westvaco de Mexico, S.A.
                                     de C.V.
                                     Mexico City, Mexico

                                     Westvaco Pacific Pty. Limited
                                     Sydney, Australia

                                     Westvaco Singapore Pte., Ltd.
                                     Singapore

                                     Westvaco Specialty Products,
                                     S.A.
                                     Brussels, Belgium
                                     Westvaco South Africa (Pty)
                                     Ltd.
                                     Cape Town, South Africa

                                     Westvaco Svitavy, SPOL. S R.O.
                                     Svitavy, Czech Republic

                                     Westvaco Taiwan, Ltd
                                     Taipei, Taiwan

                                     Westvaco Worldwide
                                     Distribution, S.A.
                                     Neuchatel, Switzerland